UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 1, 2010
Andatee China Marine Fuel Services Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-34608	80-0445030
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Dalian Ganjingzi District, Dalian Wan Lijiacun
Unit C, No. 68 West Binhai Road, Xigang District Dalian
People’s Republic of China
(Address of Principal Executive Office) (Zip Code)

011 (86411) 8360 4683
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers’ Compensatory Arrangements of Certain Officers

 Effective as of September 1, 2010, Yu Bing resigned as a member of the Board of Directors (the “Board”) of Andatee China Marine Fuel Services Corporation, a Delaware corporation (the “Company”).  She also resigned as a member of Audit, Compensation, and Nominating and Corporate Governance Committees of the Board, respectively.  Yu Bing’s resignation was not for cause or due to any disagreements with the Company. She resigned for personal reasons, including increases in time requirements from other business opportunities and commitments. The Company appreciates Yu Bing’s dedication to and service with the Company and wishes her well in her future endeavors.

The Company is actively seeking to fill the vacancy resulting from Yu Bing’s resignation as soon as practical.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Andatee China Marine Fuel Services Corporation

By:	/s/ Wen Tong
Wen Tong, Chief Financial Officer

Date:      September 3, 2010